UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/29/2011

Wells Real Estate Investment Trust II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 29, 2011, Wells Real Estate Investment Trust II, Inc. ("Wells REIT II") announced that it has agreed to sell $250,000,000 aggregate principal amount of 5.875% unsecured senior notes due in 2018 (the "Notes") at 99.295 percent of their face value in a private offering, which is expected to close on April 4, 2011. The rating agencies have assigned ratings to the Notes of BBB- (Standard & Poor's Ratings Services) and Baa3 (Moody's Investors Service). The Notes will be issued by Wells Operating Partnership II, L.P., a subsidiary of Wells REIT II, and will be guaranteed by Wells REIT II and certain of its subsidiaries. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit no.        Description of Exhibit

99.1               Press release dated March 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: March 29, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated March 29, 2011